Exhibit 99.(4)(a)(4)

Amendment to
Investment Management and Administration Agreement
Dated as of August 1, 2022

THIS AMENDMENT is made as of August 1, 2022 between PACE SELECT ADVISORS TRUST, a Delaware statutory trust (“Trust”), and UBS ASSET MANAGEMENT (AMERICAS) INC. (formerly known as UBS Global Asset Management (Americas) Inc.) (“UBS AM”), a Delaware corporation registered as an investment adviser under the Investment Advisers Act of 1940, as amended (“Advisers Act”).

WHEREAS, the Trust and UBS AM have entered into an Investment Management and Administration Agreement dated as of August 1, 2008, as may be amended from time to time; and

WHEREAS, each of PACE Mortgage-Backed Securities Fixed Income Investments, PACE Strategic Fixed Income Investments, PACE Municipal Fixed Income Investments, PACE Global Fixed Income Investments, PACE High Yield Investments and PACE International Emerging Markets Equity Investments (each, a “Fund” and collectively, the “Funds”) is a series of the Trust; and

WHEREAS, the Trust’s Board of Trustees has approved reductions in the advisory fee for each Fund as set forth in the amended Schedule Ito the Agreement below;

NOW THEREFORE, Schedule Ito the Agreement is hereby amended as follows:

The section of Schedule I pertaining to each Fund is deleted in its entirety and replaced with the following:

PACE Mortgage-Backed Securities Fixed Income Investments

Assets under management	Fee
$0 – $250 million	0.450%
Above $250 million up to $500 million	0.400%
Above $500 million up to $750 million	0.375%
Above $750 million up to $1 billion	0.350%
Above $1 billion	0.325%

PACE Strategic Fixed Income Investments

Assets under management	Fee
$0 – $250 million	0.450%
Above $250 million up to $500 million	0.400%
Above $500 million up to $750 million	0.375%
Above $750 million up to $1 billion	0.350%
Above $1 billion up to $1.25 billion	0.325%
Above $1.25 billion	0.300%

PACE Municipal Fixed Income Investments

Assets under management	Fee
$0 – $250 million	0.400%
Above $250 million up to $500 million	0.350%
Above $500 million up to $750 million	0.325%
Above $750 million up to $1 billion	0.300%
Above $1 billion	0.275%

PACE Global Fixed Income Investments

Assets under management	Fee
$0 – $500 million	0.500%
Above $500 million up to $1 billion	0.475%
Above $1 billion	0.450%

PACE High Yield Investments

Assets under management	Fee
$0 – $500 million	0.600%
Above $500 million up to $1 billion	0.550%
Above $1 billion up to $1.5 billion	0.525%
Above $1.5 billion up to $2 billion	0.500%
Above $2 billion	0.475%

PACE International Emerging Markets Equity Investments

Assets under management	Fee
$0 – $500 million	0.900%
Above $500 million up to $1 billion	0.875%
Above $1 billion up to $1.5 billion	0.850%
Above $1.5 billion up to $2 billion	0.825%
Above $2 billion	0.800%

IN WITNESS WHEREOF; the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

Attest:		PACE® Select Advisors Trust

/s/ Rose Ann Bubloski			/s/ Joanne Kilkeary
Name:	Rose Ann Bubloski	Name:	Joanne Kilkeary
Title:	VP and Assistant Treasurer	Title:	VP and Treasurer

Attest:		UBS Asset Management (Americas) Inc.

/s/ Eric Sanders			/s/ Keith A. Weller
Name:	Eric Sanders	Name:	Keith A. Weller
Title:	Director and Associate General Counsel	Title:	Executive Director And Deputy General Counsel